Monaker Group, Inc. S-3/A

Exhibit 5.1

June 25, 2018

Monaker Group, Inc.

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

Re:       Form S-3 Resale Registration Statement

              File No. 333-224309

Ladies and Gentlemen:

We have acted as counsel for Monaker Group, Inc., a Nevada corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission” or “SEC”), by the Company, of a Registration Statement on Form S-3 (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale, from time to time of up to $100,000,000 of (i) shares of common stock, par value $0.00001 per share (“Common Stock”), of the Company, (ii) shares of preferred stock, par value $0.00001 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities, in each case as may be designated by the Company at the time of an offering (the “Warrants”); and (v) units (the “Units”) consisting of shares of Common Stock, Preferred Stock, Debt Securities, Warrants, or any combination of the foregoing. The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”  The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereof, the prospectus included in the Registration Statement (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).  The Securities are to be sold pursuant to a purchase, underwriting or similar agreement, in substantially the form to be filed under a Current Report on Form 8-K, the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto, if any, in substantially the form to be filed under a Current Report on Form 8-K, if applicable, the Debt Securities will be issued pursuant to a Debt Indenture (the “Indenture”), which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”), and the Units will be issued pursuant to one or more unit purchase agreements (each, a “Unit Agreement”) between the Company and the agent party thereto, if any, in substantially the form to be filed under a Current Report on Form 8-K, if applicable (collectively the purchase, underwriting or similar agreement, the Indenture, the Warrant Agreements and Unit Agreements, the “Securities Documents”).  The Indenture may be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), (ii) the Bylaws of the Company, as amended to date (the “Bylaws”), (iii) the Registration Statement and all exhibits thereto, (iv) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement and the Securities, and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine and all natural persons signing such documents have the legal capacity to do so; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and Prospectus to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (v) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective, shall not have been terminated or rescinded and will comply with all applicable laws (including, but not limited to Section 10(a)(3) of the Securities Act); (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws (including, but not limited to, applicable state securities or “blue sky” laws) and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vii) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (viii) one or more Prospectus Supplements to the Prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (ix) with respect to the Debt Securities, when the terms and conditions of such Debt Securities have been duly established by supplemental indenture or officer’s certificate in accordance with the terms and conditions of the relevant base indenture, any such supplemental indenture has been duly executed and delivered by the Company and the relevant trustee, and such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement; (x) a definitive Security Document, purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and forms of such agreement will have been included as an exhibit to the Registration Statement or, as appropriate, a Current Report on Form 8-K incorporated in the Registration Statement by reference; (xi) any securities issuable upon conversion, exchange or exercise of any Warrants, Preferred Stock, Debt Securities or Units being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (xii) any shares of Common Stock and Preferred Stock issued pursuant to the Registration Statement from time to time shall not exceed the maximum authorized number of shares of Common Stock and Preferred Stock, as applicable, under the Articles of Incorporation, as amended, then in effect, less any shares of Common Stock and Preferred Stock, as applicable, that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time; (xiii) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate, or fail to comply with, any applicable law affecting the validity, binding nature or enforceability of such Security, or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; and (xiv) at the time of the issuance of the Securities, (A) the Company will validly exist and will be duly qualified and in good standing under the laws of its respective jurisdiction of incorporation, (B) the Company will have the necessary corporate power and due authorization, and (C) the charter documents of the Company will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered and there will not have been any authorization of any such amendments, restatements, supplements or other alterations since the date of this letter.

We also have assumed that the execution, delivery and performance by the Company of the Securities Documents will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the Articles of Incorporation or Bylaws of the Company, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Securities Agreement, or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein and having due regard for such legal considerations we deem relevant, we are of the opinion that:

1.           With respect to shares of Common Stock, when both (a) the board of directors (the “Board”) of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or such Common Stock has been registered by book entry registration in the name of such purchaser, if uncertificated) either (i) in accordance with the applicable Securities Document, definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid, and non-assessable;

2.           With respect to the Preferred Stock, (a) when the Board has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Nevada, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered, and delivered (or such Preferred Stock has been registered by book entry registration in the name of such purchaser, if uncertificated) either (i) in accordance with the applicable Securities Document,  definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be legally issued, fully paid, and non-assessable;

3.           The Indenture, when (i) duly executed and delivered by the Company and (ii) qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

4.           With respect to Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture, and the Company has filed respective Form T-1s for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture, has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture, has been duly qualified under the Trust Indenture Act; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the applicable definitive purchase, underwriting or similar agreement approved by the Board and as contemplated in the Registration Statement, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the applicable Indenture;

5.           With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants (including a form of certificate evidencing the Warrants), the terms of the offering thereof, and related matters, (b) the Securities Documents, relating to the Warrants (forms of which have been filed with the SEC)  have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company (if applicable), (c) any shares of Common Stock, Preferred Stock or Debt Securities purchasable upon the exercise of the Warrants, as applicable, have been duly and validly issued and reserved for sale, and (d) the Warrants or certificates representing the Warrants have been duly executed, countersigned (by the warrant agent and/or Company as applicable), registered, and delivered in accordance with the appropriate Securities Document, relating to the Warrants and the applicable Securities Document, definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law); and

6.           With respect to the Units, when (a) the Board has taken all necessary corporate action to authorize and approve (1) the creation of and the issuance and terms of the Units (including a form of certificate evidencing the Units), the terms of the offering thereof, and related matters, (2) if applicable, the issuance and terms of the Debt Securities that are a component of the Units, (3) if applicable, the issuance of the Common Stock that is a component of the Units, (4) if applicable, the issuance and terms of the Preferred Stock that is a component of the Units, and (5) if applicable, the execution and delivery of the Warrant Agreement with respect to the Warrants that are a component of the Units, (b) if applicable, a Certificate of Designation relating to the Preferred Stock has been adopted and approved and such Certificate of Designation has been filed with the Secretary of State of the State of Nevada, (c) the Securities Document relating to the Units (forms of which have been filed with the SEC) have been duly authorized and validly executed and delivered by the Company and any agent appointed by the Company (if applicable), and (d) the Units or certificates representing the Units have been duly executed, countersigned (by the unit agent and/or Company as applicable), registered, reserved for issuance and delivered in accordance with the appropriate agreements relating to the Units and the applicable Securities Document, definitive purchase, underwriting, or similar agreement approved by the Board or such officers, including the applicable Indenture, in the case of such Debt Securities, and the Warrant Agreement, in the case of the Warrants, upon payment of the consideration therefor provided for therein, the Units will be legally issued and the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada, the State of New York as to the enforceability of the Debt Securities and Indenture and the State of Texas as to the enforceability of the Warrants, Warrant Agreements, Unit Agreements and Units and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Nevada law, New York law and Texas law, as we have deemed relevant for purposes of this opinion.   We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

Our opinions expressed above are specifically subject to the following additional limitations, exceptions, qualifications and assumptions:

(A)       The legality, validity, binding nature and enforceability of the Company’s obligations under the Securities may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer or conveyance, equitable subordination, moratorium and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, commercial practice, estoppel, diligence, unconscionability, right to cure, election of remedies, and the discretion of any court of competent jurisdiction or of any arbiter in awarding specific performance or injunctive relief and other equitable remedies different from that provided in the Securities; (3) the limitations or restrictions on a party’s ability to enforce contractual rights or bring a cause of action under state law or within the courts of such state if such party has failed to comply with applicable qualification, authorization, registration, notice or similar filing requirements of such state; and (4) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company’s obligations at the time of the attempted enforcement of such obligations, (b) the effect of court decisions and statutes that indicate that any provisions of the Securities that permit a party to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the party’s protection, and (c) public policy considerations.

(B)       We express no opinion as to the enforceability of provisions (i) to the effect that rights or remedies may be exercised without notice and failure or delay to exercise is not a waiver of rights or remedies, that every right or remedy is cumulative, not exclusive, and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies, (ii) prohibiting waivers of any terms of the Securities other than in writing, or prohibiting oral modifications thereof or modification by course of dealing, or (iii) that may be unenforceable under certain circumstances but the inclusion of which does not affect the validity of the Security taken as a whole. In addition, our opinions are subject to the effect of judicial decisions that may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Securities.

The foregoing opinion assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of the Securities.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ The Loev Law Firm, PC
The Loev Law Firm, PC

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